Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Adagene Inc. of our report dated September 22, 2020 relating to the financial statements, which appears in Adagene Inc.’s Registration Statement on Form F-1 (No. 333-252210).

/s/PricewaterhouseCoopers Zhong Tian LLP

Shanghai, the People’s Republic of China

April 15, 2021